Exhibit 99.1

SNAP INTERACTIVE AND PALTALK ANNOUNCE CLOSING OF
MERGER AND PLANNED REPAYMENT OF SENIOR NOTE

NEW YORK, NY, OCTOBER 10, 2016 / / -- A.V.M. Software, Inc. (d/b/a Paltalk) ("Paltalk") and Snap Interactive, Inc. ("SNAP") (OTCQB: STVI) today announced that they have closed the previously announced merger between Paltalk and SNAP, effective October 7, 2016.

Under the terms of the merger, which was structured as a stock-for-stock transaction and intended to qualify as a tax-free reorganization, Paltalk merged into a newly formed, wholly owned subsidiary of SNAP, with Paltalk surviving as a wholly owned subsidiary of SNAP.

As a result of the merger, the former Paltalk shareholders now own a majority of SNAP's outstanding common stock on a fully diluted basis.

Concurrently with the closing of the merger, SNAP intends to fully repay its 12% senior secured note in the principal amount of $3,000,000.

The mission of the combined company is to become the leading platform in connecting a global audience of users around interest categories and dating by leveraging live video and chat as the core method of communication. Transaction highlights include:

●	a combined user database of over 250 million registered users;

●	greater scale and diversification, with eight products and combined annual revenues estimated at approximately $30 million;

●	a strong balance sheet, with approximately $7.9 million of collective cash and cash equivalents at June 30, 2016, prior to giving effect to the repayment of SNAP's senior secured note, representing ample cash resources to fund growth and the redemption of SNAP's debt;

●	a global video communication network of social applications spanning chat and dating, with pioneering products in the dynamic and growing live video space;

●	a very large, international database available for cross-selling existing products, as well as anticipated new live video product introductions;

●	a "next wave" disruptive product opportunity incorporating the intersection of dating and real-time video;

●	a public vehicle with potential to execute additional acquisitions of companies in the $4 billion interactive dating industry; and

●	IP licensing opportunities related to Paltalk's 25 issued patents, which have generated tens of millions of dollars of licensing revenue.

Alex Harrington, who will continue as the Chief Executive Officer and interim Chief Financial Officer of SNAP following the merger, said, "We are delighted to announce the closing of the merger and the repayment of SNAP's senior note. We look forward to utilizing the combined company's resources to execute our strategic goals and undertake new growth initiatives."

Mr. Harrington continued, "We believe the combination of SNAP and Paltalk will drive performance improvements and present a unique opportunity to capitalize on SNAP's strong operating capabilities and Paltalk's proven commercial track record. The alignment brings together an aggregated user database of over 250 million registered users, greater scale and product diversification and a strong balance sheet. We are enthusiastic about the combined company's prospects to deliver value to our stockholders, and believe we are well positioned to achieve our goal of listing on a national securities exchange."

Jason Katz, who serves as the Chairman of the Board, President and Chief Operating Officer of SNAP following the merger, said, "The closing of the merger represents a historic day for Paltalk and SNAP, putting together two pioneers in their respective industries. In 1999, Paltalk released Paltalk voice instant messenger, which was the first product to combine buddy list functionality with free unlimited voice-over-IP communication worldwide. In 2007, SNAP launched the first successful dating app on the Facebook Platform, which led to over 100 million installs. Since then, the proliferation of social networks, real time voice, video and dating represents an enormous commercial opportunity for the newly merged company. The combination of Paltalk's best in class real-time video and chat technology with SNAP's expertise in dating and analytics creates numerous exciting opportunities for the combined company."

SNAP has retained its transfer agent, Corporate Stock Transfer, Inc. ("CST"), to act as its exchange agent for the merger. CST will provide Paltalk's shareholders with a letter of transmittal providing instructions for the exchange of their Paltalk stock certificates for SNAP stock certificates. No action is required by SNAP shareholders, and the merged entity will trade under SNAP's ticker STVI.

Haynes and Boone, LLP served as legal counsel to SNAP and Pryor Cashman LLP served as legal counsel to Paltalk in connection with the merger.

Important Information for Investors and Stockholders:

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of the shares of SNAP's common stock in the merger was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) thereof and rule 506 of Regulation D promulgated thereunder. Such shares of SNAP common stock were not registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.

IR Contact for SNAP:

IR@snap-interactive.com

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates dating applications for social networking websites and mobile platforms. The Grade is a patent-pending mobile dating application catering to high-quality singles. SNAP's flagship brand, FirstMet, is a multi-platform online dating site with a large user database of approximately 30 million users.

For more information, please visit http://www.snap-interactive.com.

The contents of SNAP's website are not part of this press release, and you should not consider the contents of SNAP's website in making an investment decision with respect to SNAP's common stock.

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About Paltalk:

Paltalk is a leading provider of real-time, rich media, interactive social networking applications with more than 200 million registered users around the world. Paltalk is available on PC, Mac, iOS, Android and tablet devices. The Paltalk portfolio of products powers one of the world's largest collections of video-based communities, with thousands of live group conversations on topics such as Politics, Financial Markets, Music and Dating. Paltalk through a long history of technical innovation owns a portfolio of 25 patents. The Paltalk patents protect the company's proprietary technology platform that enables server group messaging for interactive applications on the internet. The technology has many applications, including online multiplayer video games and video conferencing. Paltalk was founded in 1998 and is based in New York City.

Forward-Looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the combined company, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation: risks and uncertainties associated with general economic, industry and market sector conditions; future growth and the ability to obtain additional financing to implement growth strategies; the ability to successfully develop and launch new applications, including dating applications with live video features; the ability to successfully combine the product portfolio of Snap and Paltalk; the ability to market products internationally and derive revenue therefrom; the ability to successfully license products and platforms; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; industry competition; and circumstances that could disrupt the functioning of the applications of the combined company. More detailed information about SNAP and the risk factors that may affect the realization of forward-looking statements is set forth in SNAP's filings with the Securities and Exchange Commission ("SEC"), including SNAP's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. SNAP undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

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